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                                                                    Exhibit 10.1

                        COMMON STOCK PURCHASE AGREEMENT

    COMMON STOCK PURCHASE AGREEMENT (the "AGREEMENT"), dated as of September 6, 2000, by and between ADAM.COM, INC., a Georgia corporation (the "COMPANY"), and FUSION CAPITAL FUND II, LLC (together with its permitted assigns, the "BUYER").

                                    WHEREAS:

    Subject to the terms and conditions set forth in this Agreement including the terms and conditions set forth in ANNEX A attached hereto (the "COMMON STOCK PURCHASE TERMS AND CONDITIONS"), the Company wishes to sell to the Buyer, and the Buyer wishes to buy from the Company, up to Twelve Million Dollars ($12,000,000) of the Company's common stock, par value $0.01 per share (the "COMMON STOCK"). The Buyer and Company expressly agree that the Common Stock Purchase Terms and Conditions set forth in ANNEX A hereto are fully incorporated into and are part of this Agreement. The shares of Common Stock to be purchased hereunder are referred to herein as, the "PURCHASE SHARES."

    NOW THEREFORE, the Company and the Buyer hereby agree as follows:

    1.  PURCHASE OF COMMON STOCK.

        a. COMMENCEMENT OF PURCHASES OF SHARES COMMON STOCK. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below and in accordance with the Common Stock Purchase Terms and Conditions set forth in Annex A hereto, the Company hereby agrees to sell to the Buyer, and the Buyer hereby agrees to purchase from the Company, shares of Common Stock as follows: (i) the purchase and sale of the first Six Million Dollars ($6,000,000) of Common Stock hereunder (the "FIRST TRANCHE") shall commence within five (5) Trading Days (as defined in the last sentence of this Section 1(a)) of the date that the Registration Statement referred to in the first sentence of Section 4(a) hereof is declared effective under the Securities Act of 1933, as amended (the "1933 ACT") by the United States Securities and Exchange Commission (the "SEC") (the "FIRST COMMENCEMENT"); and (ii) the purchase and sale of the second Six Million Dollars ($6,000,000) of Common Stock hereunder (the "SECOND TRANCHE") shall commence within five (5) Trading Days of the date that the Registration Statement referred to in the second sentence of Section 4(a) hereof is declared effective under the 1933 Act by the SEC (the "SECOND COMMENCEMENT"), (each such commencement, a "COMMENCEMENT"). It is agreed and acknowledged by the parties hereto that the commencement of the Second Tranche shall be at the option of the Company in its sole discretion until such time as the Company shall have delivered an irrevocable written notice (the "SECOND TRANCHE NOTICE") to the Buyer stating that the Company elects to commence the Second Tranche under the terms and conditions provided herein. The Second Tranche may not commence until the aggregate amount of the First Tranche has been completed as provided herein. The Buyer is not obligated to commence the Second Tranche unless the Company has delivered the Second Tranche Notice prior to the date that is ten (10) Trading Days following the date on which the aggregate amount of the First Tranche has been completed as provided herein. Upon delivery of the Second Tranche Notice to the Buyer, subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company and the Buyer shall be obligated to commence the Second Tranche. For purposes of this Agreement, "TRADING DAY" shall mean any day on which the Principal Market (as defined in Section 4(d) hereof) is open for customary trading.

        b. COMMENCEMENT DATES. The date of each Commencement (each a "COMMENCEMENT DATE") shall be within five (5) Trading Days following the date of satisfaction (or waiver) of the conditions to the Commencement set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyer) applicable to such Commencement.
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    2.  BUYER'S REPRESENTATIONS AND WARRANTIES.

    The Buyer represents and warrants to the Company that:

        a. INVESTMENT PURPOSE. The Buyer is entering into this Agreement and acquiring the Commitment Shares (as defined in Section 7(b) hereof) (this Agreement and the Commitment Shares are collectively referred to herein as the "Securities"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided however, by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term.

        b. ACCREDITED INVESTOR STATUS. The Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

        c. RELIANCE ON EXEMPTIONS. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

        d. INFORMATION. The Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been reasonably requested by the Buyer, including, without limitation, the SEC Documents (as defined in Section 3(f) hereof). The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer (i) is able to bear the economic risk of an investment in the Securities including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and others matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its representatives shall modify, amend or affect the Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

        e. NO GOVERNMENTAL REVIEW. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

        f. TRANSFER OR RESALE. The Buyer understands that except as provided in the Registration Rights Agreement (as defined in Section 6(a) hereof):
    (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or
    (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and
    (iii) neither the Company nor any other person is under any obligation to register such securities

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    under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

        g. VALIDITY; ENFORCEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

        h. RESIDENCY. The Buyer is a resident of the State of Illinois.

    3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

    The Company represents and warrants to the Buyer that:

        a. ORGANIZATION AND QUALIFICATION. The Company and its "SUBSIDIARIES" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns 50% or more of the voting stock or capital stock or other similar equity interests other than ThePort.com, Inc.) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on any of: (i) the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, (ii) the value of the Common Stock or the value of this Agreement, (iii) the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith or (iv) the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined in Section 2(b) hereof). The Company has no Subsidiaries except as set forth on
    SCHEDULE 3(a).

        b. AUTHORIZATION; ENFORCEMENT; VALIDITY. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement (as defined in Section 6(a) hereof) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS"), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Commitment Shares and the reservation for issuance and the issuance of the Purchase Shares issuable under this Agreement, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders, (iii) this Agreement has been, and each other Transaction Document shall be at its respective Commencement, duly executed and delivered by the Company and (iv) this Agreement constitutes, and each other Transaction Document shall constitute as of its respective Commencement, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

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        c. CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock, of which as of the date hereof, 5,598,627 shares are issued and outstanding, none are held as treasury shares, 3,000,000 shares are reserved for issuance pursuant to the Company's stock option plan pursuant to which approximately 585,000 shares remain available for grant and 52,500 warrants shares are issuable and reserved for issuance pursuant to securities (other than this Agreement or stock options issued pursuant to the Company's stock option plan) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 10,000,000 shares of preferred stock, no par value, of which as of the date hereof no shares are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except in connection with the transaction with Fusion Capital Fund I, LLC pursuant to that certain securities purchase agreement dated as of November 15, 1999 and as disclosed in SCHEDULE 3(c),
    (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities,
    (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Buyer true and correct copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "ARTICLES OF INCORPORATION"), and the Company's By-laws, as amended and as in effect on the date hereof (the "BY-LAWS"), and summaries of the terms of all securities convertible into or exercisable for Common Stock, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto.

        d. ISSUANCE OF SECURITIES. The Commitment Shares have been duly authorized and, upon issuance in accordance with the terms hereof, shall be
    (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issue thereof. An aggregate of 1,500,000 shares of Common Stock have been duly authorized and reserved for issuance upon purchase under the First Tranche. Upon issuance and payment therefore in accordance with the terms and conditions of this Agreement including the Common Stock Purchase Terms and Conditions set forth in ANNEX A hereto, the Purchase Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

        e. NO CONFLICTS. Except as disclosed in SCHEDULE 3(E), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Purchase Shares) will not (i) result in a violation of the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of

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    preferred stock of the Company or the By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected which, in the case of (ii), could not reasonably be expected to result in a Material Adverse Effect. Except as disclosed in SCHEDULE 3(e), neither the Company nor its Subsidiaries is in violation of any term of or in default under its Articles of Incorporation, any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock of the Company or By-laws or their organizational charter or by-laws, respectively. Except as disclosed in
    SCHEDULE 3(e), neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations or amendments which could not reasonably be expected to have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as disclosed in SCHEDULE 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. Except as disclosed in SCHEDULE 3(e), the Company is not and has not been since January 1, 1998, in violation of the listing requirements of the Principal Market.

        f. SEC DOCUMENTS; FINANCIAL STATEMENTS. Except as disclosed in
    SCHEDULE 3(F), since January 1, 1999, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (except as they may have been correctly amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates

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    thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

        g. ABSENCE OF CERTAIN CHANGES. Except as disclosed in SCHEDULE 3(g), since June 30, 2000, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

        h. ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, which could reasonably be expected to have a Material Adverse Effect. A description of each action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body which, as of the date of this Agreement, is pending or threatened in writing against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, is set forth in SCHEDULE 3(h).

        i. ACKNOWLEDGMENT REGARDING BUYER'S PURCHASE OF THE SECURITIES. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer's purchase of the Securities. The Company further represents to the Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

        j. NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

        k. NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

        l. DILUTIVE EFFECT. The Company understands and acknowledges that the number of Purchase Shares issuable hereunder will increase in certain circumstances. The Company further acknowledges that its obligation to issue Purchase Shares under this Agreement in accordance with the term and conditions herein including the Common Stock Purchase Terms and Conditions as set

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    forth in ANNEX A hereto is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

        m. INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on
    SCHEDULE 3(m), none of the Company's material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on
    SCHEDULE 3(M), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which could reasonably be expected to have a Material Adverse Effect.

        n. ENVIRONMENTAL LAWS. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        o. TITLE. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in SCHEDULE 3(o) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

        p. INSURANCE. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

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        q. REGULATORY PERMITS. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

        r. TAX STATUS. The Company and each of its Subsidiaries has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

        s. TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE 3(s) and other than the grant or exercise of stock options disclosed on
    SCHEDULE 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has an interest or is an officer, director, trustee or partner.

        t. APPLICATION OF TAKEOVER PROTECTIONS. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyer's ownership of the Securities.

        u. RIGHTS AGREEMENT. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

        v. FOREIGN CORRUPT PRACTICES. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

    4.  COVENANTS.

        a. FILING REGISTRATION STATEMENT. The Company shall within five
    (5) Trading Days from the date hereof file a new Registration Statement covering the resale of at least 1,200,000 Purchase Shares issuable in the First Tranche and the sale of 154,286 First Tranche Commitment Shares (as defined in Section 7(b)). The Company shall also within ten (10) Trading Days from the date of the delivery to the Buyer of the Second Tranche Notice file a new Registration Statement covering the resale of a reasonable estimate of the number of Purchase Shares issuable in the Second Tranche and a reasonable estimate of the number of Second Tranche Commitment Shares (as defined in Section 7(b)). The Buyer and its counsel shall have a reasonable opportunity to review and comment upon each such registration statement or amendment to such registration statement and any related prospectus prior to its filing with the SEC. The Company shall use its reasonable best efforts to have such registration statements or amendments declared effective by the SEC at the earliest possible date.

        b. BLUE SKY. The Company shall, on or before the Commencement Date, take such action, if any, as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Commitment Shares and the Purchase Shares for sale to the Buyer pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyer on or prior to the Commencement Date. The Company shall make all filings and reports relating to the offer and sale of the Commitment Shares and the Purchase Shares required under applicable securities or "Blue Sky" laws of the states of the United States following the Commencement Date.

        c. NO VARIABLE PRICED FINANCING. Other than in connection with the transaction with Fusion Capital Fund I, LLC and pursuant to this Agreement, the Company agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement (as provided in Section 9(k) hereof), neither the Company nor any of its Subsidiaries shall, without the prior written consent of the Buyer, contract for any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company or any Subsidiary or securities convertible or exchangeable into or for equity securities of the Company or any Subsidiary (including debt securities with an equity component) which, in any case
    (i) are convertible into or exchangeable for an indeterminate number of shares of common stock, (ii) are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock,
    (iii) directly or indirectly provide for any "re-set" or adjustment of the purchase price, conversion rate or exercise price or (iv) contain any "make-whole" provision based upon, directly or indirectly, the market price of the Common Stock, in each case, other than reasonable and customary anti-dilution adjustments for issuance of shares of Common Stock at a price which is below the market price of the Common Stock.

        d. LISTING. Promptly after filing each registration statement, the Company shall secure the listing of the applicable Purchase Shares and Commitment Shares upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all such securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for quotation on The Nasdaq National Market (the "PRINCIPAL MARKET"). Neither the Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall promptly, and in no event later than the following Trading Day, provide to the Buyer copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.

        e. LIMITATION ON SHORT SALES AND HEDGING TRANSACTIONS. The Buyer agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in

    Section 9(k), the Buyer and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) "short sale" (as such term is defined in Rule 3b-3 of the 1934 Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock; provided, however, that such restrictions shall not apply (i) if the Buyer promptly submits after a sale of shares of Common Stock a Purchase Notice (as defined in the Common Stock Purchase Terms and Conditions) entitling the Buyer to receive a number of shares of Common Stock at least equal to the number of shares so sold or
    (ii) if an Event of Default (as defined the Common Stock Purchase Terms and Conditions) has occurred under the Common Stock Purchase Terms and Conditions including any failure by the Company to timely issue any Purchase Shares pursuant to the Common Stock Purchase Terms and Conditions.

        f. LIMITATION ON SALES OF COMMITMENT SHARES. The Buyer agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 9(k), the Buyer shall not transfer or sell (i) the First Tranche Commitment Shares (as defined in Section 7(b) hereof) until six months after the First Commencement Date or such date as the First Tranche has been completed hereunder or this Agreement has been terminated and (ii) the Second Tranche Commitment Shares (as defined in Section 7(b) hereof) until six months after the Second Commencement Date or such date as the Second Tranche has been completed hereunder or this Agreement has been terminated; provided, however, that such restrictions shall not apply: (i) in connection with any transfers to or among affiliates (as defined in the Securities Exchange Act of 1934, as amended), (ii) in connection with any pledge in connection with a bona fide loan or margin account, or (iii) if an Event of Default has occurred, or any event which, after notice and/or lapse of time, would become an Event of Default, under the Common Stock Purchase Terms and Conditions including any failure by the Company to timely issue Purchase Shares under the Common Stock Purchase Terms and Conditions. Notwithstanding the forgoing, the Buyer may transfer Commitment Shares to a third party in order to settle a sale made by the Buyer where the Buyer reasonably expects the Company to deliver Purchase Shares to Buyer under the Common Stock Purchase Terms and Conditions so long as the Buyer maintains ownership of the same overall number of shares of Common Stock by "replacing" the Commitment Shares so transferred with Purchase Shares when the Purchase Shares are actually issued by the Company to the Buyer.

        h. DUE DILIGENCE. The Buyer shall have the right, from time to time as the Buyer may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours. The Company and its officers and employees shall reasonably cooperate with the Buyer in connection with any reasonable request by the Buyer related to the Buyer's due diligence of the Company.

    5.  TRANSFER AGENT INSTRUCTIONS.

    The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of the Buyer or its respective nominee(s), for the Purchase Shares (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). The Company warrants to the Buyer that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, will be given by the Company to its transfer agent with respect to the Purchase Shares and that the Commitment Shares and the Purchase Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement subject to the provisions of Section 4(f) in the case of the Commitment Shares. So long as a Registration Statement is available for the sale of Commitment Shares and the Purchase Shares or if the Buyer provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Commitment Shares or the Purchase Shares may be made without registration under the 1933 Act, the Company shall promptly instruct its transfer agent to issue one or more certificates representing such shares in such name and in such denominations as specified by the Buyer and without any restrictive legend. The Buyer hereby confirms it shall comply with all securities laws and regulations applicable to it including applicable prospectus delivery requirements upon sale of the Commitment Shares or the Purchase Shares.

    6. CONDITIONS TO THE COMPANY'S OBLIGATION TO COMMENCE SALES OF SHARES OF COMMON STOCK.

    The obligation of the Company hereunder to commence each of the First Tranche and the Second Tranche at the respective Commencement Dates is subject to the satisfaction, at or before the respective Commencement Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

        a. The Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company applicable to the respective Commencement Date including the Registration Rights Agreement substantially in the form of EXHIBIT A hereto (the "REGISTRATION RIGHTS AGREEMENT").

        b. Subject to the Company's compliance with Section 4(a), a Registration Statement covering the sale of the respective Commitment Shares and the Purchase Shares issuable in the First Tranche or Second Tranche, as applicable, shall have been declared effective under the 1933 Act by the SEC and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC.

        c. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of each Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Commencement Date.

    7. CONDITIONS TO THE BUYER'S OBLIGATION TO COMMENCE PURCHASES OF SHARES OF COMMON STOCK.

    The obligation of the Buyer hereunder to commence each of the First Tranche and the Second Tranche at the respective Commencement Dates is subject to the satisfaction, at or before the respective Commencement Date, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

        a. The Company shall have executed each of the Transaction Documents and delivered the same to the Buyer applicable to the respective Commencement Date including the Registration Rights Agreement substantially in the form of EXHIBIT B hereto.

        b. On the Commencement Date for the First Commencement the Company shall have delivered to the Buyer 154,286 shares of Common Stock (the "FIRST TRANCHE COMMITMENT SHARES"). On the Commencement Date for the Second Commencement the Company shall have delivered to the Buyer a number of shares of Common Stock (the "SECOND TRANCHE COMMITMENT SHARES" and together with the First Commencement Commitment Shares, the "COMMITMENT SHARES") equal to 8% of $6,000,000 divided by the lower of (A) the arithmetic average of the Closing Bid Prices (as defined in the Common Stock Purchase Terms and Conditions) of the Common Stock for the five (5) consecutive Trading Days immediately preceding the Trading Day which is two (2) Trading Days prior to the Second Commencement and (B) the arithmetic average of the Closing Bid Prices of the Common Stock for the five (5) consecutive Trading Days immediately preceding the date of the Second Tranche Notice. The number of Commitment Shares shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction.

        c. The Common Stock shall be authorized for quotation on the Principal Market, trading in the Common Stock shall not have been within the last 365 days suspended by the SEC or the Principal Market and the Purchase Shares and the Commitment Shares shall be approved for listing upon the Principal Market.

        d. The Buyer shall have received the opinions of the Company's legal counsel dated as of the Commencement Date in the form of EXHIBIT A attached hereto.

        e. The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in
    Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the respective Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date. The Buyer shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as EXHIBIT C.

        f. The Board of Directors of the Company shall have adopted resolutions in the form attached hereto as EXHIBIT D which shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date.

        g. As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting issuances hereunder at least 1,500,000 shares of Common Stock.

        h. The Irrevocable Transfer Agent Instructions, in the form of EXHIBIT E attached hereto, shall have been delivered to and acknowledged in writing by the Company and the Company's transfer agent.

        i. The Company shall have delivered to the Buyer a certificate evidencing the incorporation and good standing of the Company in the State of Georgia issued by the Secretary of State of the State of Georgia as of a date within ten (10) Trading Days of the Commencement Date.

        j. The Company shall have delivered to the Buyer a certified copy of the Articles of Incorporation as certified by the Secretary of State of the State of Georgia within ten (10) Trading Days of the Commencement Date.

        k. The Company shall have delivered to the Buyer a secretary's certificate executed by the Secretary of the Company, dated as of the respective Commencement Date, in the form attached hereto as EXHIBIT F.

        l. A Registration Statement covering the sale of all of the respective Commitment Shares and Purchase Shares issuable in the First Tranche or Second Tranche, as the case may be, shall have been declared effective under the 1933 Act by the SEC and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC. The Company shall have prepared and delivered to the Buyer a final form of Prospectus to be used by the Buyer in connection with any sales of any Commitment Shares or any applicable Purchase Shares. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Commitment Shares and the Purchase Shares pursuant to this Agreement in compliance with such laws.

        m. No Event of Default (as defined in the Common Stock Purchase Terms and Conditions) has occurred, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred.

    8. INDEMNIFICATION. In consideration of the Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and each other holder of the Securities and all of their shareholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby,
(b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

    9.  GOVERNING LAW; MISCELLANEOUS.

        a. GOVERNING LAW; JURISDICTION; JURY TRIAL. The corporate laws of the State of Georgia shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

        b. COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

        c. HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

        d. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

        e. ENTIRE AGREEMENT; AMENDMENTS. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the Other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

        f. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

        If to the Company:

               adam.com, Inc
               1600 RiverEdge Parkway, Suite 800
               Atlanta, Georgia 30328
               Telephone: 770-980-0888
               Facsimile: 770-989-4970
               Attention: Robert S. Cramer Jr.

               With a copy to:

               King & Spalding
               191 Peachtree Street
               Atlanta, Georgia 30303
               Telephone: 404-572-4600
               Facsimile: 404-572-5100
               Attention: Stacey K. Geer

        If to the Buyer:

               Fusion Capital Fund II, LLC
               222 Merchandise Mart Plaza, Suite 9-112
               Chicago, Illinois 60654
               Telephone: 312-644-6644
               Facsimile: 312-644-6244
               Attention: Steven G. Martin

        with a copy to:

               Ungaretti & Harris
               3500 Three First National Plaza
               Chicago, Illinois 60602
               Telephone: 312-977-4400
               Facsimile: 312-977-4405
               Attention: James T. Easterling

        If to the Transfer Agent:

               American Stock Transfer
               6201 15th Avenue, Third Floor
               Brooklyn, NY 11219
               Telephone: 718-921-8261
               Facsimile: 718-765-8701
               Attention: Donna Ansbro

    or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Trading Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

        g. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, including by merger or consolidation. The Buyer may not assign its rights under this Agreement without the consent of the Company, other than to an affiliate of the Buyer controlled by Steven G. Martin or Joshua B. Scheinfeld. Notwithstanding anything to the contrary contained in the Transaction Documents, the Buyer shall be entitled to pledge the Commitment Shares and the Purchase Shares in connection with a bona fide loan or margin account.

        h. NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

        i. PUBLICITY. The Company and the Buyer shall have the right to approve before issuance any press releases or any other public disclosure (including any filings with the SEC) with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure (including any filings with the SEC) with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

        j. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

        k. TERMINATION; SURVIVAL. This Agreement may be terminated only as follows:

           (i) By the Buyer any time after an Event of Default (as defined in the Common Stock Purchase Terms and Conditions) has occurred.

           (ii) In the event that the First Commencement shall not have occurred, the Company shall have the option to terminate this Agreement for any reason or for no reason without liability of any party to any other party. If this Agreement is terminated pursuant to this
       Section 9(k)(ii), the Company shall issue to the Buyer the First Commencement Commitment Shares immediately prior to the termination hereof. The number of First Commencement Commitment Shares shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction.

           (iii) In the event that the First Commencement shall not have occurred on or before October 31, 2000, due to the failure to satisfy the conditions set forth in Sections 6 and 7 above with respect to the Commencement (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement at the close of business on such date without liability of any party to any other party. If this Agreement is terminated pursuant to this Section 9(k)(iii) prior to the Commencement other than solely as a result of any material breach of the Buyer's obligation hereunder, the Company shall issue to the Buyer the First Commencement Commitment Shares immediately upon the termination hereof. The number of First Commencement Commitment Shares shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction.

           (iv) If the First Commencement Date has occurred as provided herein, by the Company any time after the date the First Tranche has been fully completed but prior to the delivery to the Buyer of the Second Tranche Notice.

           (v) If the First Commencement Date has occurred as provided herein, by either the Company or the Buyer if the First Tranche has been fully completed and the Company has not delivered a Second Tranche Notice to the Buyer on or prior to the tenth (10th) Trading Day after the First Tranche has been fully completed.

           (vi) If the First Commencement Date has occurred as provided herein, the First Tranche has been fully completed and the Company has delivered a Second Tranche Notice to the Buyer, in the event that the Second Commencement Date shall not have occurred on or before twenty
       (20) Trading Days from the date of the Second Tranche Notice due to the failure to satisfy the conditions set forth in Sections 6 and 7 above with respect to the Second Commencement (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement at the close of business on such date without liability of any party to any other party. If this Agreement is terminated pursuant to this Section 9(k)(vi) prior to the Second Commencement Date other than solely as a result of a material breach of the Buyer's obligation hereunder, the Company shall issue to the Buyer the Second Commencement Commitment Shares immediately upon the termination hereof. In the such case, the number of Second Commencement Commitment Shares shall be equal to 8% of $6,000,000 divided by the lower of (A) the arithmetic average of the Closing Bid Prices of the Common Stock for the five (5) consecutive Trading Days immediately preceding the Trading Day which is two (2) Trading Days prior to the date of termination of this Agreement and (B) the arithmetic average of the Closing Bid Prices of the Common Stock for the five (5) consecutive Trading Days immediately preceding the date of the Second Tranche Notice. The number of Commitment Shares shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction.

           (vii) This Agreement shall automatically terminate on the date that the Company has sold and the Buyer has purchased an aggregate of Twelve Million Dollars ($12,000,000) of Common Stock as provided herein.

    Except for termination of this Agreement under Section 9(k)(vii), any termination of this Agreement pursuant to this Section 9(k) shall be effected by written notice from the Company to the Buyer, or the Buyer to the Company, as the case may be, setting forth the basis for the termination hereof. A termination of this Agreement under Section 9(k)(vii) shall automatically occur on such date as the Company has sold and the Buyer has purchased an aggregate of Twelve Million Dollars ($12,000,000) of Common Stock pursuant to the terms of this Agreement, without any action or notice on the part of any party. Except as expressly set forth in this Agreement, the representations and warranties of the Company and the Buyer contained in Sections 2 and 3 hereof, the indemnification provisions set forth in
    Section 8 hereof and the agreements and covenants set forth in Section 9, shall survive the Commencement and any termination hereof.

        l. FINANCIAL ADVISOR. The Company acknowledges that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Company shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

        m. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

        n. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Buyer's right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

        o. CHANGES TO THE TERMS OF THIS AGREEMENT. This Agreement and any provision hereof may only be amended by an instrument in writing signed by the Company and the Buyer. The term "Agreement" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

        p. ENFORCEMENT AND OTHER COSTS. If: (i) this Agreement is placed in the hands of an attorney for enforcement or is enforced through any legal proceeding; or (ii) an attorney is retained to represent the Buyer in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Agreement; or (iii) an attorney is retained to represent the Buyer in any other proceedings whatsoever in connection with this Agreement, then the Company shall pay to the Buyer all reasonable cost and expenses including attorneys' fees incurred in connection therewith, in addition to all other amounts due hereunder.

        q. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                                  * * * * * *

    IN WITNESS WHEREOF, the Buyer and the Company have caused this Common Stock Purchase Agreement to be duly executed as of the date first written above.

                                          THE COMPANY:

                                          ADAM.COM, INC.

                                          By:___________________
                                          Name:
                                          Title:

                                          BUYER:

                                          FUSION CAPITAL FUND II, LLC
                                          BY: FUSION CAPITAL PARTNERS II, LLC
                                          BY: SGM HOLDINGS CORP.

                                          By:___________________
                                          Name: Steven G. Martin
                                          Title: President

                                    ANNEX A
                   COMMON STOCK PURCHASE TERMS AND CONDITIONS

    1. PAYMENTS. The Buyer agrees to make payments to the Company for the purchase of shares of Common Stock as described in Section 2(b) hereof. All payments made hereunder shall be made in lawful money of the United States of America by check or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions hereof. Whenever any amount expressed to be due by the terms hereof is due on any day which is not a Trading Day, the same shall instead be due on the next succeeding day which is a Trading Day.

    2. PURCHASE OF AVAILABLE AMOUNT. The Buyer shall purchase shares of Common Stock on the terms and conditions set forth in this Section up to the Available Amount.

        (a) CERTAIN DEFINED TERMS. For purposes of these Common Stock Purchase Terms and Conditions, the following terms shall have the following meanings:

           (i) "AVAILABLE AMOUNT" means initially Six Million Dollars ($6,000,000) in the aggregate in respect of the First Tranche and on and after the Second Commencement Date, an additional Six Million Dollars ($6,000,000) in the aggregate in respect of the Second Tranche, provided that in each case, such amount shall be reduced by the Purchase Amount as the Buyer purchases shares of Common Stock pursuant to Section 2 hereof.

           (ii) "CLOSING BID PRICE" means, for any security as of any date, the last closing bid price for such security on the Principal Market as reported by Bloomberg Financial Markets ("BLOOMBERG"), or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg.

          (iii) "CLOSING SALE PRICE" means, for any security as of any date, the last closing trade price for such security on the Principal Market as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg.

           (iv) "FIXED PURCHASE PRICE" means $16.50 appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction.

           (v) "MANDATORY PURCHASE RIGHTS" means the mandatory purchase rights of the Company pursuant to Section 2(d)(iii).

           (vi) "MATURITY DATE" means the date that is six months from the First Commencement Date, or if the Second Commencement Date occurs, the date that is six months from the Second Commencement Date, which such date may be extended in each case by up to an additional six months by the Company, in its sole discretion, by written notice to the Buyer.

          (vii) "MONTHLY BASE AMOUNT" means One Million Dollars ($1,000,000) per Monthly Period.

         (viii) "MONTHLY PURCHASE AMOUNT" means a portion of the Available Amount equal to the Monthly Base Amount for such Monthly Period plus the Monthly Base Amount for any prior Monthly Periods which has not been previously used to purchase Common Stock pursuant to Section 2 hereof; PROVIDED, HOWEVER, that to the extent that the Company exercises its Mandatory Purchase Rights, the Monthly Purchase Amount for any remaining Monthly Periods shall be reduced by any amount subject to the Mandatory Purchase Rights in reverse chronological order (I.E., the Monthly Purchase Amount for the last remaining Monthly Period shall be reduced first); provided further, on or after the Maturity Date, the Monthly Purchase Amount shall thereafter be the entire remaining Available Amount.

           (ix) "MONTHLY PERIOD" means each successive 30 calendar day period commencing with the First Commencement Date.

           (x) "PERSON" means an individual or entity including any a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

           (xi) "PRINCIPAL MARKET" means The Nasdaq National Market.

          (xii) "PURCHASE AMOUNT" means the portion of the Available Amount submitted in a Purchase Notice to be used to purchase Common Stock pursuant to Section 2 hereof.

         (xiii) "PURCHASE DATE" means the actual date that the Buyer submits a Purchase Notice to the Company to purchase Common Stock hereunder so long as the Buyer shall transmit by facsimile (or otherwise deliver) to the Company on or prior to 11:59 p.m., Central Time on such date.

          (xiv) "PURCHASE PRICE" means, as of any Purchase Date or other date of determination, the lower of the (A) Fixed Purchase Price and the
       (B) Variable Purchase Price, each in effect as of such date.

          (xv) "SALE PRICE" means, for any security as of any date, the trade price for such security on the Principal Market as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg.

          (xvi) "VARIABLE PURCHASE PRICE" means, as of any Purchase Date or other date of determination, the lower of: (A) the lowest Sale Price of the Common Stock on the Purchase Date or such other date of determination and (B) the arithmetic average of any two (2) Closing Bid Prices for the Common Stock, selected by the Buyer, during the ten (10) consecutive Trading Days ending on the Trading Day immediately preceding such Purchase Date or other date of determination (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction occurring during such ten
       (10) Trading Days).

        (b) BUYER'S PURCHASE RIGHTS AND OBLIGATIONS. Subject to the provisions of Sections 2(d) and 7 below, during each Monthly Period, the Buyer shall purchase shares of Common Stock equal to the Monthly Purchase Amount for such Monthly Period in accordance with Section 2(e), at the Purchase Rate (as defined below). Subject to the provisions of Sections 2(d) and 7 below, at any time on or after the Maturity Date, the Buyer shall have the right to purchase shares of Common Stock up to the entire remaining Available Amount in accordance with Section 2(e), at the Purchase Rate. Within three
    (3) Trading Days of receipt of Purchase Shares, the Buyer shall pay to the Company an amount equal to the Purchase Amount with respect to such Purchase Shares as full payment for the Purchase Shares so received. The Company shall not issue any fraction of a share of Common Stock upon any purchase. All shares of Common Stock (including fractions thereof) issuable upon a purchase under this Agreement shall be aggregated for purposes of determining whether the purchase would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

        (c) PURCHASE RATE. The number of shares of Common Stock issuable upon purchase of a Purchase Amount of this Common Stock Purchase Agreement pursuant to Section 2(b) shall be determined according to the following formula (the "PURCHASE RATE"):

                                Purchase Amount
                                ---------------

                                 Purchase Price

        (d)  LIMITATIONS ON PURCHASE.

           (i) LIMITATION ON BENEFICIAL OWNERSHIP. The Company shall not effect any purchase under this Agreement and the Buyer shall not purchase shares of Common Stock under this Agreement pursuant to Section 2(b) to the extent that after giving effect to such purchase such Person (together with such Person's affiliates) would beneficially own in excess of 4.99% of the outstanding shares of the Common Stock following such purchase. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a Person and its affiliates or acquired by a Person and its affiliates, as the case may be, shall include the number of shares of Common Stock issuable upon a purchase under this Agreement with respect to which the determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) a purchase of the remaining Available Amount which has not been submitted for purchase, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Person and its affiliates. For purposes of this Section, in determining the number of outstanding shares of Common Stock the Buyer may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent
       Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other written communication by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the reasonable written or oral request of the Buyer, the Company shall promptly confirm orally and in writing to the Buyer the number of shares Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any purchases under this Agreement by the Buyer since the date as of which such number of outstanding shares of Common Stock was reported. Except as otherwise set forth herein, for purposes of this Section 2(d)(i), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

           (ii) COMPANY'S RIGHT TO SUSPEND PURCHASES. The right of the Buyer to purchase shares of Common Stock under this Agreement pursuant to this
       Section 2 shall be limited as set forth below. If on any Trading Day the Closing Sale Price of the Common Stock is below the Fixed Purchase Price, the Company shall have three (3) Trading Days to give written notice (a "PURCHASE SUSPENSION NOTICE") to the Buyer suspending any and all purchases. The Purchase Suspension Notice shall be effective only for purchases which have a Purchase Date later than three (3) Trading Days after receipt of the Purchase Suspension Notice by the Buyer. Any purchases submitted by the Buyer which have a Purchase Date not later than three (3) Trading Days after receipt by the Buyer of the Company's Purchase Suspension Notice must be honored by the Company as otherwise provided herein. Such purchase suspension shall continue in effect until the earlier of: (A) revocation in writing by the Company, at its sole discretion; or (B) such time as the Sale Price of the Common Stock is above the Fixed Purchase Price.

           (iii) COMPANY'S MANDATORY PURCHASE RIGHTS. If (A) the Closing Sale Price of the Common Stock on each of the five (5) Trading Days immediately prior to the first Trading

       Day of any Monthly Period is at least twenty-five percent (25%) of the Fixed Purchase Price and (B) no Event of Default has occurred, then the Company shall have the right, so long as no Event of Default has occurred and so long as the Sale Price of the Common Stock remains at least twenty-five percent (25%) of the Fixed Purchase Price, on or prior to the first Trading Day of such Monthly Period, by delivering written notice (a "MANDATORY PURCHASE NOTICE") to the Buyer to require that the Buyer purchase at the Purchase Rate such Available Amount as specified by the Company in the Mandatory Purchase Notice during the next two Monthly Periods on such Trading Days during such Monthly Periods as the Buyer shall determine. The Company acknowledges and agrees that the Company's mandatory purchase rights represent an agreement by the Buyer to extend financial accommodations to the Company. Accordingly, it shall be a condition to the exercise of the Company's mandatory purchase rights that no Event of Default shall have occurred, and the Company's delivery of a Mandatory Purchase Notice shall be deemed a representation to the Buyer that no Event of Default has occurred. The Company may revoke a Mandatory Purchase Notice, in whole or in part, by delivering written notice thereof to the Buyer (a "REVOCATION OF MANDATORY PURCHASE NOTICE"). A Revocation of Mandatory Purchase Notice shall be effective only as to purchases which are in excess of the Monthly Purchase Amount and which have a Purchase Date later than three (3) Trading Days after receipt by the Buyer of the Revocation of Mandatory Purchase Notice. Any purchases submitted by the Buyer which have a Purchase Date not later than three
       (3) Trading Days after receipt by the Buyer of the Revocation of Mandatory Purchase Notice must be honored by the Company as otherwise provided herein.

        (e) MECHANICS OF PURCHASING. The purchase of shares of Common Stock under this Agreement shall be conducted in the following manner:

           (i) BUYER'S DELIVERY REQUIREMENTS. To purchase shares of Common Stock under this Agreement on any date, the Buyer hereof shall transmit by facsimile (or otherwise deliver) on or prior to 11:59 p.m., Central Time on such date, a copy of a fully executed notice of purchase in the form attached hereto as Exhibit I (the "PURCHASE NOTICE") to the Company.

           (ii) COMPANY'S RESPONSE. Upon receipt by the Company of a copy of a Purchase Notice, the Company shall as soon as practicable, but in no event later than one (1) Trading Day after receipt of such Purchase Notice, send via facsimile (or otherwise deliver), a confirmation of receipt of such Purchase Notice in the form attached hereto as
       Exhibit II (a "COMPANY CONFIRMATION OF PURCHASE NOTICE") to (1) the Buyer and (2) along with a copy of the Purchase Notice, the Company's designated transfer agent (the "TRANSFER AGENT"), which confirmation shall constitute an irrevocable instruction to the Transfer Agent to process such Purchase Notice in accordance with the terms herein. Upon receipt by the Transfer Agent of a copy of the executed Purchase Notice and a copy of the applicable Company Confirmation of Purchase Notice, the Transfer Agent shall, on the first (1st) Trading Day following the date of receipt of the Company Confirmation of Purchase Notice, (A) use its best efforts to issue and surrender to a common carrier for overnight delivery to the address as specified in the Purchase Notice, a certificate, registered in the name of the Buyer or its designee, for the number of shares of Common Stock to which the Buyer shall be entitled or
       (B) provided the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Buyer, credit such aggregate number of shares of Common Stock to which the Buyer shall be entitled to the Buyer's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system.

           (iii) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Purchase Price or the arithmetic calculation of the Purchase Rate, the Company shall instruct the Transfer Agent to issue to the Buyer the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Buyer via facsimile within one (1) Trading Day of receipt of the Buyer's Purchase Notice. If the Buyer and the Company are unable to agree upon the determination of the Purchase Price or arithmetic calculation of the Purchase Rate within one (1) Trading Day of such disputed determination or arithmetic calculation being submitted to the Buyer, then the Company shall within one (1) Trading Day submit via facsimile (A) the disputed determination of the Purchase Price to an independent, reputable investment bank selected by the Company and approved by the Buyer or
       (B) the disputed arithmetic calculation of the Purchase Rate to the Company's independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Buyer of the results no later than the fifth (5th) day after the date it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

           (iv) RECORD HOLDER. The person or persons entitled to receive the shares of Common Stock issuable upon a purchase under this Agreement shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Purchase Date.

           (v)  COMPANY'S FAILURE TO TIMELY DELIVER SHARES.  If within five
       (5) Trading Days after the Company's receipt of a copy of the Purchase Notice (subject to extension in accordance with Section 2(e)(iii) for a good faith dispute made in accordance with the terms of
       Section 2(e)(iii)) (the "SHARE DELIVERY PERIOD") the Transfer Agent shall fail to issue a certificate to the Buyer or credit the Buyer's balance account with DTC for the number of shares of Common Stock to which such Buyer is entitled upon such Buyer's purchase of the Available Amount (a "PURCHASE FAILURE"), in addition to all other available remedies which such Buyer may pursue under this Common Stock Purchase Agreement (including indemnification obligations of the Company herein), the Company shall pay additional damages to the Buyer on each day after such fifth (5th) Trading Day such purchase is not timely effected in an amount equal to 1.0% of the product of (I) the number of shares of Common Stock not issued to the Buyer on a timely basis pursuant to
       Section 2(e)(ii) and to which such Buyer is entitled and (II) the Closing Sale Price of the Common Stock on the last possible date which the Company could have issued such Common Stock to the Buyer without violating Section 2(e)(ii).

           (vi) BOOK-ENTRY. Notwithstanding anything to the contrary set forth herein, upon purchase of any portion of the Available Amount in accordance with the terms hereof, the Buyer shall not be required to physically surrender this Agreement to the Company. The Buyer and the Company shall each maintain records showing the remaining Available Amount and the dates and Purchase Amounts for each purchase or shall use such other method, reasonably satisfactory to the Buyer and the Company, so as not to require physical surrender of this Agreement upon each purchase. The Buyer and any assignee, by acceptance of this Agreement, acknowledge and agree that, by reason of the provisions of this paragraph, following purchase of any portion of the Available Amount, the remaining Available Amount under this Agreement shall be less than the aggregate Available Amount set forth on the face hereof.

        (f) TAXES. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon any purchases under this Agreement.

    3. COMPANY'S TERMINATION RIGHTS. Subject to the terms and conditions of this Section, at any time after the First Commencement Date, and so long as the Company has provided appropriate notice as described below, if during any ten
(10) consecutive Trading Days the Closing Sale Price of the Common Stock is below the Fixed Purchase Price for each of such ten (10) Trading Days, the Company shall have three (3) Trading Days to give written notice (a "COMPANY TERMINATION NOTICE") to the Buyer electing to terminate this Agreement without any liability or payment to the Buyer (a "COMPANY TERMINATION"). Any purchases submitted by the Buyer which have a Purchase Date which is not later than three (3) Trading Days after receipt by the Buyer of the Company Termination Notice, must be honored by the Company as otherwise provided herein. No such termination of this Agreement shall effect the Company's or the Buyer's obligations under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.

    4.  DEFAULTS AND REMEDIES.

        (a) EVENTS OF DEFAULT. An "EVENT OF DEFAULT" shall be deemed to have occurred at such time as any of the following events:

           (i) while any Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement entered into by the Company and the Buyer (the "REGISTRATION RIGHTS AGREEMENT"), the effectiveness of such Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Buyer for resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive Trading Days or for more than an aggregate of thirty (30) Trading Days in any 365-day period;

           (ii) the suspension from trading or failure of the Common Stock to be listed on the Principal Market for a period of ten (10) consecutive Trading Days or for more than an aggregate of thirty (30) Trading Days in any 365-day period;

          (iii) the failure of the Company or the Common Stock to fully meet the requirements for continued listing on the Principal Market for a period of ten (10) consecutive Trading Days or for more than an aggregate of thirty (30) Trading Days in any 365-day period;

           (iv) the Company's or the Transfer Agent's notice to the Buyer, including by way of public announcement, at any time, of its intention not to comply with a proper request for purchase of the Available Amount under this Agreement into shares of Common Stock that is tendered in accordance with the provisions of this Agreement, the failure of the Company to deliver a Company Confirmation of Purchase Notice to the Buyer and to the Transfer Agent in accordance with the provisions of this Agreement within two (2) Trading Days after the receipt by the Company of a Purchase Notice (subject to extension in accordance with Section 2(e)(iii) for a good faith dispute made in accordance with the terms of Section 2(e)(iii)); or the failure of the Transfer Agent to comply with a Company Confirmation of Purchase Notice tendered in accordance with the provisions of this Agreement within five (5) Trading Days after the receipt by the Company of the Purchase Notice;

           (v) if at any time the Exchange Cap (as defined in Section 7) is reached;

           (vi) the Company breaches any representation, warranty, covenant or other term or condition of this Common Stock Purchase Agreement, the Registration Rights Agreement, or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby and hereby if such breach could have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least ten (10) Trading Days;

          (vii) any payment default under or acceleration prior to maturity of any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or for money borrowed the repayment of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter which is in excess of $1,000,000;

         (viii) if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law (as defined below);

           (ix) if the Company pursuant to or within the meaning of any Bankruptcy Law; (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, (E) becomes insolvent, or (F) is generally unable to pay its debts as the same become due; or

           (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that; (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company or any subsidiary.

       The term "BANKRUPTCY LAW" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

        (b) REMEDIES. If an Event of Default occurs from events described in clauses (i) through and (ix) of Section 4(a), the Buyer may terminate this Agreement without any liability or payment to the Company. In the case of an Event of Default arising from events described in clause (x) of
    Section 4(a), this Agreement shall automatically terminate with out any liability or payment to any party without further action or notice. However, notwithstanding the forgoing, in case of any such termination, no such termination of this Agreement shall effect the Company's or the Buyer's obligations under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.

    5. BUYER'S RIGHT TO TERMINATE AGREEMENT. If by the Maturity Date, for any reason or for no reason the full Available Amount under this Agreement has not been used to purchase shares of Common Stock as provided for in Section 2 of this Agreement, the Buyer shall have the right to terminate this Agreement without any liability or payment to the Company. No such termination of this Agreement shall effect the Company's or the Buyer's obligations under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.

    6. RESERVATION OF SHARES. The Company shall, so long as any Available Amount is outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting purchases of under this Agreement, such number of shares of Common Stock as shall from time to time be sufficient to effect the purchase of the entire remaining Available Amount under this Agreement without regard to any restrictions or limitations on purchases.

    7. EXCHANGE CAP; LIMITATION ON NUMBER OF PURCHASE SHARES. The "Exchange Cap" shall be deemed to be reached at such time if, upon any Purchase Notice submitted under this Agreement, the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue under this Agreement without breaching the Company's obligations under the rules or regulations of the Principal Market, in which case, the Company shall not be obligated to issue any such shares of Common Stock.

                                   EXHIBIT I
                                   TO ANNEX A
                   COMMON STOCK PURCHASE TERMS AND CONDITIONS
                                 ADAM.COM, INC.
                            FORM OF PURCHASE NOTICE

    Reference is made to the Common Stock Purchase Agreement (the "COMMON STOCK PURCHASE AGREEMENT") between ADAM.COM, INC. (the "COMPANY") and FUSION CAPITAL
FUND II, LLC dated             . In accordance with and pursuant to the Common
Stock Purchase Agreement, the undersigned hereby elects to purchase shares of
Common Stock, par value $               per share (the "COMMON STOCK"), of the
Company for the Available Amount indicated below of as of the date specified below.

    Purchase Date:

    Remaining Available Amount

    PRIOR TO this purchase:

    Available Amount to be purchased:

    Remaining Available Amount

    AFTER this purchase:

    Please confirm the following information:

    Purchase Price per share:

    Fixed Purchase Price of $

    Low Sale Price on Date Hereof

    Average of 2/10 Commencement Bid Prices for ($) and ($)

    Number of shares of Common Stock to be issued:

    Please issue the shares of Common Stock in the following name and to the following address:

    Issue to:

    Authorized Signature:

    Name:

    Title:

    Phone #:

    Broker DTC Participant Code:

    Account Number *:

    *NOTE THAT RECEIVING BROKER MUST INITIATE TRANSACTION ON DWAC SYSTEM.

                                   EXHIBIT I
                                   TO ANNEX A
                   COMMON STOCK PURCHASE TERMS AND CONDITIONS
                                 ADAM.COM, INC.
                            FORM OF PURCHASE NOTICE

    Reference is made to the Common Stock Purchase Agreement (the "COMMON STOCK PURCHASE AGREEMENT") between ADAM.COM, INC. (the "COMPANY") and FUSION CAPITAL
FUND II, LLC dated             . In accordance with and pursuant to the Common
Stock Purchase Agreement, the undersigned hereby elects to purchase shares of
Common Stock, par value $               per share (the "COMMON STOCK"), of the
Company for the Available Amount indicated below of as of the date specified below.

Purchase Date:
                                  ----------------------------------------------------

Remaining Available Amount
PRIOR TO this purchase:
                                  ----------------------------------------------------

Available Amount to be
purchased:
                                  ----------------------------------------------------

Remaining Available Amount
AFTER this purchase:
                                  ----------------------------------------------------

Please confirm the following information:

Purchase Price per share:
-----------------------------------------------------------------------

/ /        Fixed Purchase Price of $
/ /        Low Sale Price on Date Hereof
/ /        Average of 2/10 Commencement Bid Prices for ($) and ($)

Number of shares of Common Stock to be issued:
-----------------------------------------------------------------------

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:                         ----------------------------------------------------
                                  ----------------------------------------------------
                                  ----------------------------------------------------

Authorized Signature:             ----------------------------------------------------
                                  Name: ----------------------------------------------
                                  Title:
                                  -----------------------------------------------
                                  Phone #: -------------------------------------------

Broker DTC Participant
Code:
                                  ----------------------------------------------------

Account Number *:
                                  ----------------------------------------------------

    *NOTE THAT RECEIVING BROKER MUST INITIATE TRANSACTION ON DWAC SYSTEM.

                                   EXHIBIT II
                                   TO ANNEX A
                   COMMON STOCK PURCHASE TERMS AND CONDITIONS
                                 ADAM.COM, INC.
                FORM OF COMPANY CONFIRMATION OF PURCHASE NOTICE

    Reference is made to the Common Stock Purchase Agreement (the "COMMON STOCK PURCHASE AGREEMENT") between ADAM.COM, INC. (the "COMPANY") and FUSION CAPITAL
FUND II, LLC dated             . In accordance with and pursuant to the Common
Stock Purchase Agreement, the undersigned hereby confirms and authorizes the
issuance of shares of Common Stock, par value $           per share (the "COMMON
STOCK") of the Company, in connection with the Purchase Notice (as defined in the Common Stock Purchase Agreement) attached hereto. Specifically, the Company hereby confirms the following information:

Purchase Date:
                                  ----------------------------------------------------

Remaining Available Amount
PRIOR TO this purchase:
                                  ----------------------------------------------------

Available Amount to be
purchased:
                                  ----------------------------------------------------

Remaining Available Amount
AFTER this purchase:
                                  ----------------------------------------------------

Purchase Price per share:
                                  ----------------------------------------------------

Number of shares of Common
Stock to be issued:
                                  ----------------------------------------------------

The shares of Common Stock shall be issued in the name and to the address as set forth in the applicable Purchase Notice.

Authorized Signature              ----------------------------------------------------
                                  Name: ----------------------------------------------
                                  Title:
                                  -----------------------------------------------
                                  Phone #: -------------------------------------------
                                  Fax #: ----------------------------------------------